Exhibit 99.1

SIGA Reports Financial Results for Three and Six Months Ended June 30, 2026

•	$37 Million of TPOXX Sales Generated in the Second Quarter
•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, August 6, 2026 (GLOBENEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and six months ended June 30, 2026.

“In the second quarter, we delivered approximately $37 million of TPOXX to three customers: $24 million of IV TPOXX to the U.S. strategic national stockpile and $13 million of oral TPOXX to two international customers,” stated Diem Nguyen, Chief Executive Officer.  “With product deliveries across the U.S., Europe, and the Asia- Pacific region, spanning multiple formulations, SIGA continues to execute its long-term plan of selling TPOXX across a diverse range of regions and customers.”

Summary Financial Results

($ in millions, except per share amounts)	Three Months Ended June 30		Six Months Ended June 30
	2026	2025	2026	2025
Product sales (1)	$37.9	$79.1	$41.4	$84.9
Total revenues (2)	$41.0	$81.1	$47.2	$88.2
Operating income(3) (4)	$13.9	$45.7	$8.6	$43.4
Income before income taxes(3)	$14.9	$47.3	$10.8	$46.7
Net income	$12.5	$35.5	$9.0	$35.1
Diluted income per share	$0.17	$0.49	$0.13	$0.49

(1)	Includes supportive services related to product sales.

(2)	Includes research and development revenues.

(3)	Operating income excludes, and income before income taxes includes, other income. Both line items exclude the impact of income taxes.

(4)	Differences in operating income margin between periods reflect different product mixes in those periods.

Key Business and Operational Activity:

•	In the second quarter of 2026, the Company delivered approximately $13 million of oral TPOXX to two international customers.

•
In the second quarter of 2026, the Company delivered approximately $24 million of IV TPOXX to the U.S. strategic national stockpile under the 19C contract.  These deliveries completed the last procurement order under the 19C contract.

Capital Management Activity

■	On March 26, 2026, a special cash dividend of $0.60 per share was declared, and was paid on April 23, 2026, to shareholders of record at the close of business on April 7, 2026.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, August 6, 2026, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 11157253. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on smallpox, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. For more information about SIGA, visit www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, and delivering products to domestic and international customers under procurement contracts. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that SIGA is not able to secure in a timely manner new contracts with the U.S. Government to substantially maintain or expand the U.S. Government stockpile of TPOXX®,  (ii) the risk that SIGA may not complete performance under the 19C BARDA Contract (the "BARDA Contract"), with the U.S. Biomedical Advanced Research and Development Authority ("BARDA") on schedule or in accordance with contractual terms, (iii) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (iv) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (v) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vi) the risk that SIGA or its collaborators will not obtain or maintain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking, obtaining or maintaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the impacts of significant recent shifts in trade policies, including the imposition of tariffs, retaliatory tariff measures, and subsequent modifications or suspensions thereof, and market reactions to such policies and resulting trade disputes, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, or the changes in the U.S. administration, and (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Investor and Media Contact:

Suzanne Harnett
sharnett@siga.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$117,584,444	$154,966,414
Accounts receivable	7,170,229	3,263,736
Inventory	41,110,808	49,054,873
Prepaid expenses and other current assets	4,512,301	5,571,841
Total current assets	170,377,782	212,856,864

Property, plant and equipment, net	1,530,954	1,090,824
Deferred tax asset, net	2,789,666	4,428,519
Goodwill	898,334	898,334
Other assets	140,050	192,893
Total assets	$175,736,786	$219,467,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$909,834	$824,522
Accrued expenses and other current liabilities	6,907,137	6,520,057
Deferred IV TPOXX® revenue	—	10,240,000
Income tax payable	28,335	408,000
Total current liabilities	7,845,306	17,992,579

Other liabilities	2,600,845	2,653,283
Total liabilities	10,446,151	20,645,862
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,844,042 and 71,611,302, issued and outstanding at June 30, 2026 and December 31, 2025, respectively)	7,184	7,161
Additional paid-in capital	243,262,409	241,885,214
Accumulated deficit	(77,978,958)	(43,070,803)
Total stockholders’ equity	165,290,635	198,821,572
Total liabilities and stockholders’ equity	$175,736,786	$219,467,434

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Product sales and supportive services	$37,870,335	$79,124,860	$41,408,212	$84,946,107
Research and development	3,131,918	1,995,144	5,836,622	3,214,711
Total revenues	41,002,253	81,120,004	47,244,834	88,160,818

Operating expenses
Cost of sales and supportive services	17,561,185	25,554,462	20,502,069	25,712,200
Selling, general and administrative	5,148,992	5,487,576	9,822,005	11,163,238
Research and development	4,386,498	4,398,097	8,336,344	7,860,910
Total operating expenses	27,096,675	35,440,135	38,660,418	44,736,348
Operating income	13,905,578	45,679,869	8,584,416	43,424,470
Other income, net	946,898	1,592,304	2,224,378	3,277,288
Income before income taxes	14,852,476	47,272,173	10,808,794	46,701,758
Provision for income taxes	(2,389,042)	(11,789,070)	(1,799,610)	(11,626,878)
Net and comprehensive income	$12,463,434	$35,483,103	$9,009,184	$35,074,880
Basic income per share	$0.17	$0.50	$0.13	$0.49
Diluted income per share	$0.17	$0.49	$0.13	$0.49
Weighted average shares outstanding: basic	71,752,539	71,465,521	71,701,531	71,446,629
Weighted average shares outstanding: diluted	71,883,798	71,748,888	71,998,573	71,678,838